Exhibit 10.23

[Letterhead of Deere Credit, Inc.]

Date: February 26, 2007

Pete Anderson

FCStone Financial, Inc.

2829 Westown Parkway

West Des Moines, IA 50266

Dear Pete:

Reference:	FCStone Financial, Inc. Note Dated: February 23, 2006 Original Amount: $96,000,000 Original Due Date: March 1, 2007 Current Due Date: March 1, 2007 New Due Date: March 1, 2008

The Note referenced above contains a provision whereby the Note may be may be renewed and the Due Date extended. Notice is hereby given that the Due Date of the referenced Note has been extended to March 1, 2008. All other terms and conditions remain unchanged.

Sincerely,

/s/ Sharon Luellen

Sharon Luellen

Account Credit Manager

cc: Robert Johnson